Exhibit 99.1

Contacts:	Media	Investors
	Brad Burns	Susan Watson
	Peter Lucht	(703) 886-5282
(800) 644-NEWS

MCI Announces Second Quarter 2004 Results

Operating income increases $306 million sequentially

SG&A reduced 18 percent sequentially

Cash on hand totals $5.4 billion

Board declares $2.2 billion of excess cash and initiates return of capital through a quarterly dividend of $0.40 per share

Ashburn, Va., August 5, 2004 – MCI, Inc. (NASDAQ: MCIP) today reported its operating results for the three-month period ended June 30, 2004 (second quarter).

Revenues in the second quarter were $5.2 billion, a decline of 4 percent sequentially and 15 percent from the same period last year.

MCI’s sales, general and administrative (SG&A) expenses were $1.3 billion in the second quarter, an improvement of 18 percent sequentially and 17 percent versus second quarter 2003. The Company realized operating income of $41 million versus a $265 million loss in first quarter 2004 and operating income of $324 million in second quarter 2003. Reported operating income also included depreciation and amortization of $569 million in second quarter 2004.

MCI’s net loss for the period was $71 million or ($0.22) per share versus a net loss of $388 million or ($1.19) per share in first quarter 2004 and net income of $8 million in second quarter 2003.

“We did what we said we would do. By executing against our business plan, we produced second quarter results that reflect solid, measurable progress and significant financial improvements,” said Michael D. Capellas, MCI president and chief executive officer. “To remain competitive we will continue to drive operational improvements, deliver unparalleled customer service and introduce new IP-based products and services to the marketplace.”

The results of Embratel, a Brazilian affiliate, were classified as discontinued operations in the second quarter and, therefore, are excluded from continuing operations. MCI reached an agreement in March to sell its 19 percent stake in Embratel for $400 million to Telmex, $50 million of which was received prior to June 30, 2004. The sale was completed on July 23, 2004 and the Company received the remaining balance of $350 million.

With these results the Company has initiated segment reporting by its three business segments. These are:

  Enterprise Markets, which incorporates its largest global corporate and government customers, MCI Solutions and Conferencing;

  U.S. Sales and Service, which incorporates national accounts, and small and medium businesses that comprise its Commercial business, as well as its Mass Markets business; and

  International and Wholesale, two separate businesses utilizing its voice telecommunications, data services, Internet and managed network services.

Liquidity

On March 31, 2004, MCI’s cash and cash equivalents totaled $5.9 billion, excluding Embratel. During the second quarter the Company paid approximately $1 billion of bankruptcy claims. On June 30, 2004, cash and cash equivalents totaled $5.4 billion excluding Embratel, which has been classified as an asset held for sale.

Total debt of $6 billion included approximately $295 million of capitalized leases. MCI issued $5.7 billion of Senior Notes on April 20, 2004, which have not yet been rated by credit rating agencies. The Company has initiated discussions with the rating agencies and presently expects the process to be completed by the end of 2004.

On May 19, 2004, MCI announced that its Board of Directors had initiated a study of the Company’s liquidity requirements with a view toward identifying any excess cash as defined in Section 5.07 of the Plan of Reorganization. Today the Board declared excess cash of $2.2 billion and initiated a return of capital in the form of a quarterly cash dividend of $0.40 per share. The first dividend will be paid September 15, 2004 to shareholders of record on September 1, 2004.

Conference Call

Management will host a conference call to discuss today’s results at 5 PM (EDT). Investors are invited to access a live audio feed at the company’s website, www.mci.com. An audio archive of the call will be available at the website for 30 days.

About MCI

MCI, Inc. (NASDAQ: MCIP) is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone, based on the number of company-owned points of presence, and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to www.mci.com.

Forward-Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. Factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition, including price compression; the impact of technological change on our business, alternative technologies, and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectability of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the Company’s filings with the Securities and Exchange Commission, including its 10-K under “Risk Factors.”

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MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six-Month Periods Ended June 30, 2004 and 2003
(In Millions, Except Per Share Data)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,

	2004	2003	2004	2003

Revenues	$5,236	$6,174	$10,669	$12,779
Operating expenses:
Access costs	2,678	3,009	5,585	6,083
Costs of services and products	627	698	1,291	1,442
Selling, general and administrative	1,321	1,589	2,935	3,202
Depreciation and amortization	569	545	1,089	1,118
Loss (gain) on property dispositions	—	9	(7)	6

Total operating expenses	5,195	5,850	10,893	11,851
Operating income (loss)	41	324	(224)	928
Other (expense) income, net:
Interest expense (contractual interest of $598 and $1,224 for the three and
six-month periods ended June 30, 2003, respectively)	(95)	(17)	(195)	(61)
Miscellaneous income (expense), net	17	(61)	24	(58)
Reorganization items, net	—	(155)	—	(361)

(Loss) income from continuing operations before income taxes, minority interests
and cumulative effect of a change in accounting principle	(37)	91	(395)	448
Income tax expense	29	85	53	172
Minority interests, net of tax	—	1	—	(6)

(Loss) income from continuing operations before cumulative effect of a change in
accounting principle	(66)	5	(448)	282
Net (loss) income from discontinued operations	(5)	3	(11)	(7)

(Loss) income before cumulative effect of a change in accounting principle	(71)	8	(459)	275
Cumulative effect of a change in accounting principle	—	—	—	(215)

Net (loss) income	$(71)	$8	(459)	$60

Basic and diluted loss per share:
Continuing operations	$(0.21)		$(1.39)
Discontinued operations	(0.01)		(0.03)

Loss per share	$(0.22)		$(1.42)

Basic and diluted shares used in calculation	318.9		322.6

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three-Month Periods Ended June 30, 2004 and March 31, 2004
(In Millions, Except Per Share Data)

	Successor Company

	Three-Month Period Ended

	June 30, 2004	March 31, 2004

Revenues	$5,236	$5,433
Operating expenses:
Access costs	2,678	2,907
Costs of services and products	627	664
Selling, general and administrative	1,321	1,614
Depreciation and amortization	569	520
Loss (gain) on property dispositions	—	(7)

Total operating expenses	5,195	5,698
Operating income (loss)	41	(265)
Other (expense) income, net:
Interest expense	(95)	(100)
Miscellaneous income, net	17	7

Loss from continuing operations before income taxes	(37)	(358)
Income tax expense	29	24

Loss from continuing operations	(66)	(382)
Net loss from discontinued operations	(5)	(6)

Net loss	$(71)	$(388)

Basic and diluted loss per share:
Continuing operations	$(0.21)	$(1.17)
Discontinued operations	(0.01)	(0.02)

Loss per share	$(0.22)	$(1.19)

Basic and diluted shares used in calculation	318.9	326.3

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2004 and December 31, 2003
(In Millions, Except Share Data)

	Successor Company

	As of June 30, 2004	As of December 31, 2003

ASSETS
Current assets
Cash and cash equivalents	$5,409	$6,178
Accounts receivable, net of allowance for doubtful accounts of $ 945 as of
June 30, 2004 and $1,762 as of December 31, 2003	3,052	4,348
Deferred taxes	962	990
Other current assets	835	836
Assets held for sale	3,765	176

Total current assets	14,023	12,528
Property, plant and equipment, net	9,081	11,538
Intangible assets, net	1,797	2,085
Deferred taxes	1	608
Other assets	338	711

	$25,240	$27,470

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,056	$1,722
Accrued access costs	1,960	2,349
Current portion of long-term debt	38	330
Accrued interest	97	25
Other current liabilities	2,981	4,361
Liabilities of assets held for sale	3,390	23

Total current liabilities	9,522	8,810
Long-term debt, excluding current portion	5,922	7,117
Deferred taxes	1,190	1,207
Other liabilities	609	714
Commitments and contingencies
Minority interests	—	1,150
Shareholders’ equity:
MCI common stock, par value $0.01 per share; authorized: 3,000,000,000;
issued and outstanding 317,009,511 as of June 30, 2004 and 314,856,250 as
of December 31, 2003	3	3
Additional paid-in capital	8,628	8,639
Deferred stock-based compensation	(149)	(170)
Accumulated deficit	(459)	—
Accumulated other comprehensive loss	(26)	—

Total shareholders’ equity	7,997	8,472

	$25,240	$27,470

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six-Month Periods Ended June 30, 2004 and 2003
(In Millions)

	Successor Company	Predecessor Company

	Six-Month Period Ended June 30,

	2004	2003
OPERATING ACTIVITIES
Net (loss) income	$(459)	$60
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,089	1,118
Cumulative effect of a change in accounting principle	—	215
Minority interests, net of tax	—	(6)
Bad debt provision	362	481
(Gain) loss on sale of property, plant and equipment	(7)	6
Deferred tax provision	10	(65)
Non-cash reorganization charges	—	240
Amortization of debt discount	114	—
Stock-based compensation expense	11	—
Loss (income) from equity investments	23	(8)
Other	(32)	180
Changes in assets and liabilities:
Accounts receivable	361	(255)
Other current assets	35	(13)
Non current assets	(51)	142
Accounts payable and accrued access costs	(514)	(355)
Other current liabilities	(773)	496
Other liabilities	(13)	(75)
Net cash provided by operating activities	156	2,161
INVESTING ACTIVITIES
Additions to property, plant and equipment	(416)	(199)
Deposit on the sale of Embratel	50	—
Proceeds from sale of property, plant and equipment	13	31
Proceeds from the sale of assets held for sale	179	—

Net cash used in investing activities	(174)	(168)
FINANCING ACTIVITIES
Principal repayments on debt	(24)	(16)
Cash restricted for line of credit	(120)	—

Net cash used in financing activities	(144)	(16)

Net change in cash and cash equivalents	(162)	1,977

Net change in cash and cash equivalents from discontinued operations	(607)	(29)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,178	2,820

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,409	$4,768

MCI, INC. AND SUBSIDIARIES
SEGMENT RESULTS
For the Three-Month Periods Ended June 30, 2004 and 2003 and March 31, 2004
(In Millions)

	Three-Month Period Ended June 30, 2004 (Successor Company)

	Enterprise Markets	U.S. Sales & Service	International &Wholesale Markets	Total

Revenues:
Voice	$461	$1,716	$1,014	$3,191
Data	579	420	370	1,369
Internet	167	183	326	676

Total revenues	1,207	2,319	1,710	5,236

Costs of sales and services	716	1,241	1,348	3,305
Selling, general and administrative expenses	262	767	292	1,321
Depreciation and amortization expenses	144	229	196	569

Operating income (loss)	$85	$82	$(126)	$41

	Three-Month Period Ended March 31, 2003 (Predecessor Company)

	Enterprise Markets	U.S. Sales & Service	International &Wholesale Markets	Total

Revenues:
Voice	$477	$2,113	$1,114	$3,704
Data	657	524	486	1,677
Internet	217	183	403	803

Total revenues	1,351	2,820	2,003	6,174

Costs of sales and services	806	1,464	1,437	3,707
Selling, general and administrative expenses	274	981	334	1,589
Depreciation and amortization expenses	155	196	194	545
Loss on property dispositions	3	4	2	9

Operating income	$113	$175	$36	$324

	Three-Month Period Ended March 31, 2004 (Successor Company)

	Enterprise Markets	U.S. Sales & Service	International &Wholesale Markets	Total

Revenues:
Voice	$460	$1,793	$1,114	$3,367
Data	566	424	374	1,364
Internet	178	183	341	702

Total revenues	1,204	2,400	1,829	5,433

Costs of sales and services	781	1,346	1,444	3,571
Selling, general and administrative expenses	314	907	393	1,614
Depreciation and amortization expenses	133	204	183	520
Gain on property dispositions	(2)	(3)	(2)	(7)

Operating loss	$(22)	$(54)	$(189)	$(265)

MCI, INC. AND SUBSIDIARIES
SEGMENT RESULTS
For the Six-Month Periods Ended June 30, 2004 and 2003 (In Millions)

	Six-Month Period Ended June 30, 2004 (Predecessor Company)

	Enterprise Markets	U.S. Sales & Service	International &Wholesale Markets	Total

Revenues:
Voice	$921	$3,509	$2,128	$6,558
Data	1,145	844	744	2,733
Internet	345	366	667	1,378

Total revenues	2,411	4,719	3,539	10,669

Costs of sales and services	1,497	2,587	2,792	6,876
Selling, general and administrative expenses	576	1,674	685	2,935
Depreciation and amortization expenses	277	433	379	1,089
Gain on property dispositions	(2)	(3)	(2)	(7)

Operating income (loss)	$63	$28	$(315)	$(224)

	Six-Month Period Ended June 30, 2003 (Predecessor Company)

	Enterprise Markets	U.S. Sales & Service	International &Wholesale Markets	Total

Revenues:
Voice	$996	$4,447	$2,181	$7,624
Data	1,337	1,086	1,024	3,447
Internet	462	398	848	1,708

Total revenues	2,795	5,931	4,053	12,779

Costs of sales and services	1,633	2,980	2,912	7,525
Selling, general and administrative expenses	537	1,959	706	3,202
Depreciation and amortization expenses	313	408	397	1,118
Loss on property dispositions	3	2	1	6

Operating income	$309	$582	$37	$928